UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

NORTHERN OIL AND GAS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on January 31, 2018, Northern Oil and Gas, Inc. (the “Company”) entered into an exchange agreement (as amended, the “Exchange Agreement”) with holders (the “Supporting Noteholders”) of approximately $497 million, or 71%, of the aggregate principal amount of the Company’s outstanding 8.000% Senior Notes due 2020 (the “Outstanding Notes”), pursuant to which the Supporting Noteholders agreed to exchange all of the Outstanding Notes held by each such Supporting Noteholder for approximately $155 million of the Company’s common stock, par value $0.001 (the “Common Stock”), and approximately $344 million in aggregate principal amount of new 8.50% Senior Secured Second Lien Notes due 2023 (the “Second Lien Notes”) (such exchange, the “Exchange Transaction”).

On May 15, 2018 (the “Closing Date”), pursuant to the Exchange Agreement, the Company completed the Exchange Transaction and issued 103,249,915 shares of Common Stock and $344.3 million of Second Lien Notes in exchange for the Outstanding Notes. As previously disclosed, and in connection with the Exchange Transaction, the Company and certain investors previously entered into subscription agreements (the “Subscription Agreements”) whereby such investors agreed to purchase up to $52.0 million of Common Stock at $1.50 per share. Pursuant to the Subscription Agreements, on the Closing Date, the Company issued 34,666,668 shares of Common Stock to such investors.

The Common Stock issued pursuant to the Exchange Agreement and the Subscription Agreements was offered and sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act. This offer was made by the Company to a limited number of persons, each of which is an accredited investor (within the meaning of Rule 501 promulgated under the Securities Act) or a qualified institutional buyer (as defined in Rule 144A under the Securities Act). The Company did not receive any cash proceeds from the issuance of Common Stock pursuant to the Exchange Agreement. The Company received $52.0 million in proceeds from the sale of the Common Stock under the Subscription Agreements.

Second Lien Notes and Indenture

As of the Closing Date, the Company issued Second Lien Notes with an aggregate principal amount of $344.3 million. The terms of the Second Lien Notes include those stated in the Indenture entered into by the Company and Wilmington Trust, National Association, as trustee (the “Indenture”), on the Closing Date.

The Second Lien Notes are the senior secured obligations of the Company and rank equal in right of payment to all existing and future senior indebtedness of the Company and its subsidiaries. The Second Lien Notes are secured by second priority security interests in substantially all assets of the Company, including, without limitation, liens on at least 95% of the present value of the Company’s proven reserves and proved developed producing reserves, subject to the exceptions set forth in the Company’s existing first lien facility and certain customary post-closing delivery periods. The Second Lien Notes will be guaranteed by all of the Company’s direct and indirect subsidiaries that guarantee indebtedness under any other indebtedness for borrowed money of the Company or any of the Company’s subsidiary guarantors.

Interest on the Second Lien Notes will accrue at a rate of 8.50% per annum payable in cash quarterly in arrears on January 1, April 1, July 1, and October 1 of each year. Beginning on July 1, 2018, the interest rate will be increased by 1.00% per annum, which increase shall be payable in kind (the “PIK Component”). Commencing with the fiscal quarter ending June 30, 2018, if the Company’s total debt to EBITDAX ratio is (i) less than 3.00 to 1.00 as of the end of the fiscal quarter, the PIK Component shall cease accruing effective as of the next interest payment date, or (ii) greater than or equal to 3.00 to 1.00 as of the last day of such fiscal quarter or if the Company fails to deliver financial statements, the PIK Component shall continue to accrue (or, if then not accruing, automatically commence accruing as of the next interest payment date) and be payable quarterly. Additionally, if the Company incurs junior lien or unsecured debt with a cash interest rate in excess of 9.50%, the cash rate on the Second Lien Notes will be increased by such excess. Default interest will be payable in cash on demand at the then applicable interest rate plus 3.00% per annum. The Second Lien Notes will mature on May 15, 2023.

The Company may redeem all or a portion of any of the Second Lien Notes at the following redemption prices during the following time periods (plus accrued and unpaid interest on the Second Lien Notes redeemed): (i) from and after May 15, 2018 until May 15, 2021, 104%, (ii) on and after May 15, 2021 until May 15, 2022, 102%, and (iii) on and after May 15, 2022, 100%; provided that any redemption of Second Lien Notes (or the acceleration of Second Lien Notes) prior to May 15, 2020 shall also be accompanied by a make whole premium. Subject to the terms of an intercreditor agreement, the Company is also required to offer to prepay the Second Lien Notes with 100% of the net cash proceeds of asset sales, casualty events and condemnations in excess of $20 million not required to be used to pay down the loans under the Credit Agreement (as defined below), subject to customary exclusions and reinvestment provisions consistent with the Credit Agreement. Mandatory prepayment offers will be subject to payment of the make whole premium and redemption price set forth above, as applicable.

If a change of control occurs, the Company will be required to offer to repurchase the Second Lien Notes at the repurchase price of 101% of the principal amount of repurchased Second Lien Notes (subject to the prepayment provisions of the Credit Agreement).

The Second Lien Notes contain negative covenants that are based upon the negative covenants set forth in the Credit Agreement, taking into account differences to reflect the changed capital structure of the Company and the second lien nature of the Second Lien Notes, which negative covenants limit the Company’s ability, among other things, to pay cash dividends, incur additional indebtedness, sell assets, enter into certain derivatives contracts, change the nature of its business or operations, merge, consolidate, make certain types of investments, amend the Credit Agreement and other debt documents, and incur any additional debt on a subordinated or junior basis to the Credit Agreement and on a senior basis to the Second Lien Notes, and require the outstanding principal amount of the Company’s Outstanding Notes to be no more than $30 million by March 1, 2020. The Second Lien Notes do not include any financial maintenance covenants.

The obligations of the Company under the Second Lien Notes may be accelerated upon the occurrence of an Event of Default (as such term is defined in the Indenture). Events of Default include customary events for a capital markets debt financing of this type, including, without limitation, payment defaults, the inaccuracy of representations and warranties, defaults in the performance of affirmative or negative covenants, defaults on other indebtedness of the Company or its subsidiaries (including an event of default under the Credit Agreement), bankruptcy or related defaults, defaults related to judgments and the occurrence of a Change of Control (as such term is defined in the Indenture).

The summary of the Indenture set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

TRT Governance Agreement

In connection with the Exchange Transaction and on the Closing Date, the Company entered into an amended and restated letter agreement (the “TRT Governance Agreement”) with Robert B. Rowling, Cresta Investments, LLC, Cresta Greenwood, LLC and TRT Holdings, Inc. (collectively, “TRT”), three director nominees to be nominated by TRT and Bahram Akradi, pursuant to which the Company will appoint a director nominee selected by TRT to its Board of Directors (the “Board”) to fill the current vacancy and, subject to the terms and conditions in the TRT Governance Agreement, will take all actions necessary and appropriate to include in the slate of nominees standing for election at each annual meeting of the Company, three independent director nominees designated by TRT. Pursuant to the TRT Governance Agreement, TRT is entitled to nominate: (a) three directors (i) if it owns shares equal to 20.0% or more of the outstanding Common Stock as of the Closing or (ii) if, on or after the third anniversary of the Closing, it owns shares equal to 12.5% or more of the outstanding Common Stock, (b) two directors (i) if it owns shares equal to 10.0% or more but less than 20.0% of the outstanding Common Stock as of the Closing or (ii) if, on or after the third anniversary of the Closing, it owns shares equal to 12.5% or more of the outstanding Common Stock, or (c) one director if it owns shares equal to 5.0% or more but less than 10.0% of the outstanding Common Stock as of the Closing. If TRT owns an amount of shares equal to fewer than 5.0% of the outstanding Common Stock as of the Closing, TRT will not be entitled to any representation on the Board. Until the first date that (x) TRT owns shares equal to fewer than 20.0% of the outstanding Common Stock as of the Closing Date or (y) on or after the third anniversary of the Closing Date, TRT owns shares equal to fewer than 12.5% or more of the outstanding Common Stock, not less than one TRT-nominated director must be appointed to each committee of the Board (subject to the independence requirements of the NYSE American and the SEC).

Pursuant to the TRT Governance Agreement, during the period beginning on the Closing Date and continuing until and including the annual meeting of the Company to be held in calendar year 2020, TRT and Bahram Akradi are each generally prohibited from engaging in certain proxy solicitations (including regarding representation on the Board or any other proposal brought by the Company’s shareholders).

The TRT Governance Agreement also provides that if TRT becomes the beneficial owner of forty percent or more of the Common Stock without approval from a committee of disinterested directors from the Board, then TRT may not, for a period of four years, engage in certain extraordinary transactions with the Company, including a merger, tender or exchange offer and certain purchases of securities and assets.

Registration Rights Agreements

In accordance with the terms of the Exchange Agreement, on the Closing Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Supporting Noteholders pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement registering for resale the shares of Common Stock and the Second Lien Notes issued in the Exchange Transaction.

Under the terms of the TRT Governance Agreement, on the Closing Date, the Company entered into a registration rights agreement (the “TRT Registration Rights Agreement”) with TRT, pursuant to which the Company agreed to register all of the Common Stock held by TRT on the Closing Date, excluding shares of Common Stock that TRT received pursuant to the Exchange Transaction.

Also on the Closing Date, the Company entered into a registration rights agreement (the “TSSP Registration Rights Agreement” and, together with the Registration Rights Agreement and the TRT Registration Rights Agreement, the “Registration Rights Agreements”) with TPG Specialty Lending, Inc., TOP III Finance 1, LLC and TAO Finance 1, LLC (collectively, “TPG Sixth Street Partners”), pursuant to which the Company agreed to file with the SEC a registration statement registering for resale the shares of Common Stock issued to TPG Sixth Street Partners under the Subscription Agreements.

The foregoing descriptions of the Exchange Agreement, the TRT Governance Agreement and the Registration Rights Agreements do not purport to be complete and are qualified in their entirety by reference to such documents, which are incorporated herein by reference. The Exchange Agreement was filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on February 23, 2018. The TRT Governance Agreement is filed as Exhibit 10.1 hereto. The registration rights agreements are filed as Exhibits 10.2, 10.3 and 10.4 hereto.

Second Amendment to Term Loan Credit Agreement

As previously disclosed, on November 1, 2017, the Company entered into a Term Loan Credit Agreement (as amended, the “Credit Agreement”) with TPG Specialty Lending, Inc., as administrative agent and collateral agent (in such capacities, the “Agent”), and the lenders from time to time party thereto (the “Lenders”). The Credit Agreement provides for the issuance of an aggregate principal amount of up to $500,000,000 in term loans to the Company, consisting of (i) $300,000,000 in initial term loans that were made on November 1, 2017, (ii) $100,000,000 in delayed draw term loans available to the Company, subject to satisfaction of certain conditions precedent described therein, for a period of 18 months after the Effective Date (the “Delayed Draw Loans”), and (iii) up to $100,000,000 in incremental term loans on an uncommitted basis and subject, among other things, to one or more lenders agreeing in the future to make such loans (the “Incremental Loans”) (the Initial Loans, Delayed Draw Loans and the Incremental Loans, collectively, the “Loans”). Amounts borrowed and repaid under the Credit Agreement may not be reborrowed. The term loan facility provided by the Credit Agreement matures on November 1, 2022. The description of the Credit Agreement contained in the Company’s Current Report on Form 8-K filed on November 2, 2017 is incorporated herein by reference.

On May 15, 2018, in connection with the Exchange Transaction the Company, the Agent and the Lenders entered into a Second Amendment to Term Loan Credit Agreement (the “Second Amendment”) pursuant to which the Lenders agreed to revise certain provisions and covenants of the Credit Agreement.

The Second Amendment revised the call protection and yield maintenance provisions to provide that prepayments (including mandatory prepayments), terminations, refinancing, reductions and accelerations under the Credit Agreement are subject to the payment of a yield maintenance amount for any such prepayment, termination, refinancing, reduction or acceleration occurring prior to May 15, 2020 (or, with respect to any Delayed Draw Loan, prior to the two-year anniversary of the funding of such Delayed Draw Loan) that allows the lenders to attain approximately the same yield as if such Loan remained outstanding for the entire two-year period, as applicable, plus a call protection amount equal to the product of the principal amount of Loans so prepaid, terminated, refinanced, reduced or accelerated multiplied by (i) 4.0% for any such prepayment, termination, refinancing, reduction or acceleration occurring, (A) with respect to the initial Loans, on or prior to May 15, 2021, or (B) with respect to Delayed Draw Loans, on or prior to the 36 month anniversary of the funding of such Delayed Draw Loan, or (ii) 2.0% for any such prepayment, termination, refinancing, reduction or acceleration occurring, (A) with respect to the Initial Loans, after May 15, 2021 and on or prior to May 15, 2022, or (B) with respect to Delayed Draw Loans, after the 36 month anniversary but on or prior to the 48 month anniversary of the funding of such Delayed Draw Loan, in each case, as further set forth in the Credit Agreement.

In addition, the Second Amendment revised certain covenants in the Credit Agreement to reflect the covenants in the Indenture.

Additionally, on May 15, 2018, in connection with the Exchange Transaction, the Company borrowed $60,000,000 in the form of a Delayed Draw Term Loan. The description of the Credit Agreement and the Loans contained in the Company’s Current Report on Form 8-K filed on November 2, 2017 is incorporated herein by reference.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to such document, which is incorporated by reference herein and filed as Exhibit 10.5 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporate by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of May 15, 2018, between Northern Oil and Gas, Inc. and Wilmington Trust, National Association, as trustee.

10.1	Amended and Restated Letter Agreement, dated as of May 15, 2018, by and among Robert B. Rowling, Cresta Investments, LLC, Cresta Greenwood, LLC, and Northern Oil and Gas, Inc. and, (i) solely for the purpose of the second sentence of Section 1(g) therein, Michael T. Popejoy, Michael Frantz and Ernie Easley and (ii) solely for the purposes of Section 2 therein, Bahram Akradi.

10.2	Registration Rights Agreement, dated as of May 15, 2018, among Northern Oil and Gas, Inc. and the holders party thereto

10.3	Registration Rights Agreement, dated as of May 15, 2018, among Northern Oil and Gas, Inc. and TRT Holdings, Inc., Cresta Investments, LLC and Cresta Greenwood, LLC.

10.4	Registration Rights Agreement, dated as of May 15, 2018, among Northern Oil and Gas, Inc. and TPG Specialty Lending, Inc., TOP III Finance 1, LLC and TAO Finance 1, LLC.

10.5	Amendment No. 2 to Credit Agreement, dated as of May 15, 2018, by and among Northern Oil and Gas, Inc., the lenders party thereto and TPG Specialty Lending, Inc., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2018	NORTHERN OIL AND GAS, INC.

	By	/s/ Erik J. Romslo
Erik J. Romslo
Executive Vice President, General Counsel and Secretary